UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024 (September 11, 2024)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Dr. Lynn T. Simon as President, Healthcare Innovation and Chief Medical Officer of the Company

On September 11, 2024, Community Health Systems, Inc. (the “Company”) issued a press release announcing that Dr. Lynn T. Simon, President, Healthcare Innovation and Chief Medical Officer, will retire as an executive officer of the Company effective December 31, 2024. Dr. Simon informed the Company’s Board of Directors of her retirement on September 11, 2024. It is anticipated that, upon her retirement, Dr. Simon will enter into a consulting agreement with the Company, pursuant to which she would advise the Company’s management team on innovation in healthcare and other matters as requested by the Chief Executive Officer. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02.

Intent to Appoint Dr. Miguel S. Benet as President of Clinical Operations and Chief Medical Officer of the Company

In conjunction with Dr. Simon’s retirement, the Company intends to appoint Miguel S. Benet, M.D., MPH, as President of Clinical Operations and Chief Medical Officer effective January 1, 2025.

Dr. Benet, age 52, has served as the Company’s Executive Vice President of Clinical Operations since February 2024. In that role, he has leadership responsibilities for clinical services and operations, including responsibility for the CHS PSO – Patient Safety Organization, clinical research, clinical informatics, case management/utilization review, emergency medicine, surgical, obstetrics and cardiovascular service lines, transfer center operations, pharmacy, behavioral health, post-acute services, clinical data science, process improvement, clinical documentation improvement and physician coding and documentation, physician practice management, and Graduate Medical Education (GME) programs within the Company’s affiliated hospitals. Dr. Benet joined the Company in March 2021 as Senior Vice President of Clinical Operations. In that role, he had responsibility for clinical service lines, the CHS PSO – Patient Safety Organization, clinical research, clinical informatics, case management, pharmacy, clinical data science, GME programs and a broad range of initiatives to advance safety, quality and clinical outcomes. Before joining the Company, Dr. Benet served as Chief Medical Officer for HCA Healthcare, Inc.’s North Texas Division from March 2018 to February 2021, where he had responsibility for all clinical, safety and quality activities and led strategic implementation of clinical programs across the 16-hospital network. In his more than 20 years as a physician executive and practicing provider, he has held leadership roles including chief resident, anesthesiology department chair, medical staff committee chair, and chief medical officer at individual hospitals. Dr. Benet earned his medical degree along with a master’s degree in public health, health management and policy from the University of Michigan. He completed his anesthesia residency at Brigham and Women’s Hospital, Harvard Medical School in Boston, Massachusetts.

Dr. Benet is not a party to any material plan, contract or arrangement with the Company entered into in connection with his upcoming appointment, and Dr. Benet’s compensation as President of Clinical Operations and Chief Medical Officer has not yet been determined.

A copy of the press release announcing this upcoming appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Community Health Systems, Inc. Press Release dated September 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	September 11, 2024	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen Chief Executive Officer (principal executive officer)